UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 6)
Filed by the Registrant ☐
Filed by a Party other than the Registrant ☑
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CNS RESPONSE, INC.

(Name of Registrant as Specified In Its Charter)

Leonard J. Brandt

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Dear CNS Response Shareholder,

I wanted you to have a copy of the preliminary proxy statement.

/s/ Len Brandt

Len Brandt
(m) 612.384.6362
(e)  LenJBrandt@gmail.com

Additional Information and Where to Find It This notice may be deemed to be solicitation material in respect of the matters to be considered at the Company’s Special Meeting of Stockholders in Lieu of the 2009 Annual Meeting.  Leonard Brandt has filed a proxy statement with the Securities and Exchange Commission (“SEC”). CNS SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. CNS Security holders are able to receive the proxy statement and other relevant documents free of charge at the SEC’s Web site at www.sec.gov or from Leonard J. Brandt by faxing a written request to (949) 743-2785, by calling toll-free at (877) 962-2244, by email to lenproxy@ leonardjbrandt.com, or by downloading them at http://www.leonardjbrandt.com/proxy.

Participants in Solicitation
Leonard J. Brandt, William E. Bunney, Jr., M.D., William Murray, Mordechay Yekutiel, Andy Goren, David W. Mazepink, EAC Investment, Inc. and EAC Investment LP may be deemed to be participants in the solicitation of proxies in respect of the matters to be considered at the Company’s Special Meeting of Stockholders in Lieu of the 2009 Annual Meeting.  A description of their direct or indirect interests, by security holdings or otherwise, is included in Leonard J. Brandt’s proxy statement.

Dear CNS Response Shareholder,

EAC Investment Limited Partnership and I have called for a Special Meeting of Stockholders for the purpose of electing a Board of Directors that is now scheduled for Monday August 17, 2009. You have yet to receive a final proxy, with voting instructions and proxy card as those documents are still being reviewed by the Securities and Exchange Commission (SEC). Based on the last communication with the SEC, we expect to receive approval shortly. This is why you have yet to hear from me.

At the August 17 meeting I will make a motion to adjourn it again until August 26. Based on the feedback from the SEC, I believe finally we will be able to have the stockholders meeting on August 26 with proxy materials and voting instructions available to register your vote. I will contact you with specific instructions the day that the SEC review is completed.

Some people may be on vacation in late August and won’t be getting their mail. Others may  have moved to a new address and it is taking a longer time to get their mail forwarded from their previous address. If this is the case for you, then please send me a new address where you can receive materials during the week of August 20. We plan to send instructions for reading the proxy materials on-line and voting. Also, if the e-mail where you are receiving this message is not the best and needs to be updated, please let me know..

If you have any questions or need more information about the proxy, voting your proxy card or anything else, call or e-mail me or Connie Chandler (copied here)

/s/ Len Brandt

Len Brandt
(m) 612.384.6362
(e)  LenJBrandt@gmail.com

[Photo of Leonard Brandt]